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                                                                    EXHIBIT 23.1


                    CONSENT AND REPORT OF ERNST & YOUNG LLP,
                              INDEPENDENT AUDITORS


We consent to the reference of our firm under the captions "Selected Financial Data" and "Experts" and to use of our reports with respect to the consolidated financial statements of ProBusiness Services, Inc., dated August 1, 1997, except for Note 11, as to which the date is August 11, 1997, Dimension Solutions, Inc., dated November 20, 1996 and BeneSphere Administrators, Inc., dated December 20, 1996 in the Registration Statement (Form S-1) and related Prospectus of ProBusiness, Inc. for the registration of 2,760,000 shares of its common stock.

Our audits also include the financial statement schedule of ProBusiness Services, Inc. listed in Item 16(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                /s/ ERNST & YOUNG LLP
                                                ---------------------------
Walnut Creek, California
September 18, 1997